United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2022

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 650,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 24, 2022, Michael Otworth notified the Board of Directors (“Board”) of PureCycle Technologies, Inc. (the “Company’) of his decision to resign as Chairman of the Board and Chief Executive Officer of the Company effective August 5, 2022 (“Effective Date”). Mr. Otworth’s decision to resign was not the result of any disagreement with the Company or its management. In connection with his resignation, Mr. Otworth will be entitled to receive his base salary through the Effective Date; $500,000, representing a partial payout of his 2022 short-term incentive award opportunity; and reimbursement of any unreimbursed business expenses. Mr. Otworth has agreed to sign a customary release agreement in exchange for the partial short-term incentive award payment. Mr. Otworth will forfeit his outstanding equity compensation awards that are not vested as of the Effective Date.
In connection with Mr. Otworth’s resignation, the Board has appointed Dustin Olson as the Company’s Chief Executive Officer (“CEO”) as of the Effective Date. Mr. Olson will also serve as a member of the Board as of the Effective Date.
Mr. Olson, age 44, has served as the Company’s Chief Operating Officer since March 2022 and Chief Manufacturing Officer since March 2021. Both positions will be eliminated as of the Effective Date. From January 2021 to March 2021, Mr. Olson served as the Chief Manufacturing Officer for PureCycle Technologies LLC, a current Company affiliate. Previously, Mr. Olson served as the Vice President of Advanced Polymer Solutions of LyondellBasell, a multinational chemical company and licensor of polyethylene and polypropylene technologies, from August 2018 to December 2020, where he had commercial responsibilities for all advanced polymer solution activities across Asia-Pacific, Africa, the Middle East and India. From June 2017 to August 2018, Mr. Olson served as LyondellBasell’s Director of Polypropylene Compounds, where he was commercially and functionally responsible for polypropylene compounds activities across Asia-Pacific, Africa, the Middle East and India. In addition, Mr. Olson also served as Director of Manufacturing for Compounding, Catalyst and Ethanol for LyondellBasell from June 2015 to June 2017, where he was responsible for all compounding, catalyst and ethanol manufacturing activities across the Americas. Mr. Olson received a B.S. in Chemical Engineering from the University of Missouri-Rolla, a Master’s degree in Chemical Engineering from the University of Houston, and an MBA from Rice University’s Jesse H. Jones Graduate School of Management.
Pursuant to his appointment as CEO, the Board made the following adjustments to Mr. Olson’s compensation:
•an increase in Mr. Olson’s annual base salary from $450,000 to $773,000, as of the Effective Date;
•an increase in the previously granted award opportunity to Mr. Olson under the Company’s short-term cash incentive program (“STIP”) from 85% of Mr. Olson’s base salary to 100%, prorated for the portion of the year during which Mr. Olson serves as CEO; and
•a long-term equity award to be granted on the Effective Date with a target grant date value of $1,650,000 and consisting in equal parts of performance-based restricted stock units (“PSUs”) and service-based restricted stock units (“RSUs”) (the “Olson Award”) under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”). The Olson Award, in addition to the combined grant date value of the March 2, 2022 and May 20, 2022 equity awards previously granted to Mr. Olson for the 2022 award cycle, is intended to provide Mr. Olson with total equity awards for 2022 that, in the aggregate, approximate the targeted value of Mr. Otworth’s 2022 equity awards ($2,700,000).
The award opportunity granted to Mr. Olson under the STIP is based on achievement during the 2022 fiscal year of pre-established Company performance goals (weighted at 70%) and individual performance (weighted at 30%), with payouts thereunder ranging from 0% to 200% of target. The RSUs to be granted to Mr. Olson on the Effective Date will generally vest in substantially equal installments on each of the first four anniversaries of the grant date, subject to Mr. Olson’s continued employment with the Company. The PSUs granted to Mr. Olson on the Effective Date may be earned based on achievement of two equally weighted pre-established performance objectives related to: (i) cumulative earnings before interest, taxes, depreciation, and amortization from January 1, 2022 through December 31, 2024, and (ii) cumulative production at the Company’s operational manufacturing facilities from January 1, 2022 through December 31, 2024, and will vest on the date the attainment of such performance objectives is determined by the Board, generally subject to Mr. Olson’s continued employment with the Company through December 31, 2024. The actual number of shares (if any) issued in settlement of the PSUs may range from a threshold level of 50% to a maximum level 200% of target.
In addition to the appointment of Mr. Olson, the Board also has appointed Dan Coombs, currently an independent member of the Board, as Executive Chairman, for a term of twelve months beginning on the Effective Date. Mr. Coombs, 65, most recently served from January 2017 through July 2020 as executive vice president global manufacturing, projects and refining for LyondellBasell Industries N.V. Mr. Coombs previously served as executive vice president for LyondellBasell’s global business lines: olefins and polyolefins from January 2016 to January 2017, intermediates and derivatives from May 2015 to January 2016, and technology from May 2015 to September 2018. Mr. Coombs previously spent 37 years at Chevron Phillips Chemical Company and Phillips Petroleum, serving as senior vice president global manufacturing from December 2013 to May 2015, specialties, aromatics and styrenics from January 2012 to November 2013, and deputy general manager, Qatar Chemical Company. Mr. Coombs earned his Bachelor of Science in Chemical Engineering from The Ohio State University, a Master of Science from the University of Tulsa and a Master of Business Administration from Texas A&M University. Mr. Coombs is an American Institute of Chemical Engineers Foundation Trustee and Chairman for the Corporate Council. In addition, Mr. Coombs is a registered professional engineer.
In this newly created role, Mr. Coombs will serve as the Executive Chairman of the Board, and will provide active oversight to support Dustin’s teams through the startup and initial operations. During his service as Executive Chairman, Mr. Coombs will receive a base salary at an annual rate of $450,000 and an opportunity to earn a discretionary cash bonus of up to $225,000 at the end of his term as Executive Chairman based on the Board’s subjective evaluation of the success of Mr. Coombs’ oversight activities. In addition, Mr. Coombs will be granted an award of RSUs with a target grant date value of $325,000 on the Effective Date, which RSUs will generally vest on August 4, 2023, subject to Mr. Coombs’ continued employment with the Company through the vesting date. With Mr. Coombs’ appointment as Executive Chairman as of the Effective Date, Allen Jacoby will retain the role of Lead Independent Director.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release announcing resignation of Michael Otworth as Chairman and Chief Executive Officer, dated June 30, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Brad Kalter____________________
Name: Brad Kalter
Title: General Counsel and Corporate Secretary

Date: June 30, 2022